                                                                       Exhibit 4

                                 The TRAVELERS

    THE TRAVELERS LIFE AND ANNUITY COMPANY ONE TOWER SQUARE HARTFORD CT 06183

                                 A STOCK COMPANY





         We are pleased to provide you with the benefits of this Annuity Contract. Please read your contract and all attached forms carefully.


                         RIGHT TO EXAMINE THIS CONTRACT

                  If this contract is returned to us at Our Office or to our Agent to be cancelled within 10 days after its delivery to you, we will pay you the Contract Value determined as of the next valuation after we receive the Written Request at Our Office, plus any premium tax charges and contract charges paid. After the contract is returned, it will be considered as never in effect.

                  If this contract is issued as an Individual Retirement Annuity
                  (IRA) and is returned to us at Our Office or to our Agent to be cancelled within 7 days after its delivery to you, we will pay you the greater of (1) the Contract Value plus any premium tax charges and contract charges paid; or (2) purchase payments made.

         This contract is issued in consideration of the purchase payment. It is subject to the terms and conditions stated on the attached pages, all of which are a part of it.


                        Executed at Hartford, Connecticut

                                    President



     This is a legal contract between you and us.  READ YOUR CONTRACT CAREFULLY

                      Individual Variable Annuity Contract
                    Life Annuity Commencing at Maturity Date

Elective Options                                           Non-Participating

         ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

                                TABLE OF CONTENTS


Right to Examine this Contract                               Cover Page

Contract Specifications                                      Page 3

Definitions                                                  Page 4

Owner, Beneficiary and Annuitant Provisions                  Pages 5

Purchase Payment and Valuation Provisions                    Pages 6 - 8

Death Benefit Provisions                                     Page 9

Settlement Provisions                                        Pages 10 - 12

General Provisions                                           Pages 13 & 14

Table of Values                                              Page 15

Life Annuity Tables                                          Pages 16 & 17




           Any Riders or Endorsements follow the Life Annuity Tables.

                             CONTRACT SPECIFICATIONS


OWNER                       JOHN DOE          JOHN DOE          ANNUITANT
CONTRACT NUMBER             SPECIMEN          06/01/94          CONTRACT DATE
MONTHLY LIFE ANNUITY                          06/01/24          MATURITY DATE

PURCHASE PAYMENTS:

Minimum Initial Purchase Payment: $1,000
Minimum Subsequent Purchase Payment: $100
Maximum Purchase Payment: $1,000,000 unless we consent to a larger amount

                                                                         SUBACCOUNT
SEPARATE ACCOUNT: THE TRAVELERS FUND VA                              DEDUCTION PER DAY
---------------------------------------                              -----------------
     Underlying Funds -
         Capital Appreciation Fund                                        .00003425
         High Yield Bond Trust                                            .00003425
         Managed Assets Trust                                             .00003425
         Cash Income Trust                                                .00003425
         The Travelers Series Trust
              U.S. Government Securities Portfolio                        .00003425
              Social Awareness Stock Portfolio                            .00003425
              Utilities Portfolio                                         .00003425
         Templeton Variable Products Series Fund
              Templeton Bond Fund                                         .00003425
              Templeton Stock Fund                                        .00003425
              Templeton Asset Allocation Fund                             .00003425
         Fidelity's Variable Insurance Products Fund
              High Income Portfolio                                       .00003425
              Equity-Income Portfolio                                     .00003425
              Growth Portfolio                                            .00003425
         Fidelity's Variable Insurance Products Fund II
              Asset Manager Portfolio                                     .00003425
         American Odyssey Funds, Inc.
              American Odyssey Core Equity Fund                           .00003425
              American Odyssey Emerging Opportunities Fund                .00003425
              American Odyssey International Equity Fund                  .00003425
              American Odyssey Long-Term Bond Fund                        .00003425
              American Odyssey Intermediate-Term Bond Fund                .00003425
              American Odyssey Short-Term Bond Fund                       .00003425


Information about the Separate Account is provided in the prospectus for Fund
VA.

FIXED ACCOUNT GUARANTEED INTEREST PERIODS: Credited rates will be guaranteed for at least three months.

TRANSFER CHARGE:   $0.00

TRANSFER RESTRICTIONS: You may transfer up to 10% of the Fixed Account value to any of the Sub-Accounts twice a year during the 30 days following the semi-annual Contract Date anniversary.

AMOUNTS DEDUCTED ON SURRENDER (FIRST IN, FIRST OUT BASIS):

YEARS SINCE PURCHASE                                PERCENT OF PURCHASE
PAYMENT WAS PAID                           PAYMENTS (NOT PREVIOUSLY SURRENDERED)
----------------                           -------------------------------------
         1 - 5                                           5 %
         6 AND THEREAFTER                                0 %


After the first Contract Year, you may take partial surrenders annually of up to 10% of your Contract Value as of the first Valuation Date of any given Contract Year without imposition of amounts deducted on surrender.

ADMINISTRATIVE CHARGE

$15.00, Semi-Annually. This charge will be waived if payment of an Annuity or Income Option has begun. No Administrative Charge will be deducted from the Fixed Account.

ASSUMED DAILY NET INVESTMENT FACTOR is 1.0000942 for all Sub-Accounts.

TERMINATION

We reserve the right to terminate this contract when the Contract Value is less than the Termination Amount of $500 and no purchase payments have been made for at least three years.

                             CONTRACT SPECIFICATIONS


OWNER                        JOHN DOE        JOHN DOE         ANNUITANT
CONTRACT NUMBER              SPECIMEN        06/01/94         CONTRACT DATE
MONTHLY LIFE ANNUITY                         06/01/24         MATURITY DATE

PURCHASE PAYMENTS:

Minimum Initial Purchase Payment: $1,000
Minimum Subsequent Purchase Payment: $20

                                                                             SUBACCOUNT
SEPARATE ACCOUNT: THE TRAVELERS FUND VA                                  DEDUCTION PER DAY
---------------------------------------                                  -----------------
     Underlying Funds -
         Capital Appreciation Fund                                            .00003425
         High Yield Bond Trust                                                .00003425
         Managed Assets Trust                                                 .00003425
         Cash Income Trust                                                    .00003425
         The Travelers Series Trust
              U.S. Government Securities Portfolio                            .00003425
              Social Awareness Stock Portfolio                                .00003425
              Utilities Portfolio                                             .00003425
         Templeton Variable Products Series Fund
              Templeton Bond Fund                                             .00003425
              Templeton Stock Fund                                            .00003425
              Templeton Asset Allocation Fund                                 .00003425
         Fidelity's Variable Insurance Products Fund
              High Income Portfolio                                           .00003425
              Equity-Income Portfolio                                         .00003425
              Growth Portfolio                                                .00003425
         Fidelity's Variable Insurance Products Fund II
              Asset Manager Portfolio                                         .00003425
         American Odyssey Funds, Inc.
              American Odyssey Core Equity Fund                               .00003425
              American Odyssey Emerging Opportunities Fund                    .00003425
              American Odyssey International Equity Fund                      .00003425
              American Odyssey Long-Term Bond Fund                            .00003425
              American Odyssey Intermediate-Term Bond Fund                    .00003425
              American Odyssey Short-Term Bond Fund                           .00003425


Information about the Separate Account is provided in the prospectus for Fund
VA.

FIXED ACCOUNT GUARANTEED INTEREST PERIODS: Credited rates will be guaranteed for at least three months.

TRANSFER CHARGE:  $0.00

TRANSFER RESTRICTIONS:  NONE

AMOUNTS DEDUCTED ON SURRENDER (FIRST IN, FIRST OUT BASIS):

YEARS SINCE PURCHASE                            PERCENT OF PURCHASE
PAYMENT WAS PAID                        PAYMENTS (NOT PREVIOUSLY SURRENDERED)
----------------                        -------------------------------------

         1 - 5                                       5 %
         6 AND THEREAFTER                            0 %

After the first Contract Year for those age 59-1/2 or older, you may take partial surrenders annually of up to 10% of your Contract Value as of the first Valuation Date of any given Contract Year without imposition of amounts deducted on surrender.

ADMINISTRATIVE CHARGE

$15.00, Semi-Annually. This charge will be waived if payment of an Annuity or Income Option has begun. No Administrative Charge will be deducted from the Fixed Account.

ASSUMED DAILY NET INVESTMENT FACTOR is 1.0000942 for all Sub-Accounts.

TERMINATION

We reserve the right to terminate this contract when the Contract Value is less than the Termination Amount of $500 and no purchase payments have been made for at least three years.

                            CONTRACT SPECIFICATIONS


OWNER                         JOHN DOE          JOHN DOE       ANNUITANT
CONTRACT NUMBER               SPECIMEN          06/01/94       CONTRACT DATE
MONTHLY LIFE ANNUITY                            06/01/24       MATURITY DATE

PURCHASE PAYMENTS:

Minimum Initial Purchase Payment: $20
Minimum Subsequent Purchase Payment: $200

                                                                    SUBACCOUNT
SEPARATE ACCOUNT: THE TRAVELERS FUND VA                         DEDUCTION PER DAY
---------------------------------------                         -----------------
     Underlying Funds -
         Capital Appreciation Fund                                    .00003425
         High Yield Bond Trust                                        .00003425
         Managed Assets Trust                                         .00003425
         Cash Income Trust                                            .00003425
         The Travelers Series Trust
              U.S. Government Securities Portfolio                    .00003425
              Social Awareness Stock Portfolio                        .00003425
              Utilities Portfolio                                     .00003425
         Templeton Variable Products Series Fund
              Templeton Bond Fund                                     .00003425
              Templeton Stock Fund                                    .00003425
              Templeton Asset Allocation Fund                         .00003425
         Fidelity's Variable Insurance Products Fund
              High Income Portfolio                                   .00003425
              Equity-Income Portfolio                                 .00003425
              Growth Portfolio                                        .00003425
         Fidelity's Variable Insurance Products Fund II
              Asset Manager Portfolio                                 .00003425
         American Odyssey Funds, Inc.
              American Odyssey Core Equity Fund                       .00003425
              American Odyssey Emerging Opportunities Fund            .00003425
              American Odyssey International Equity Fund              .00003425
              American Odyssey Long-Term Bond Fund                    .00003425
              American Odyssey Intermediate-Term Bond Fund            .00003425
              American Odyssey Short-Term Bond Fund                   .00003425


Information about the Separate Account is provided in the prospectus for Fund
VA.

FIXED ACCOUNT GUARANTEED INTEREST PERIODS: Credited rates will be guaranteed for at least three months.

TRANSFER CHARGE:  $0.00

TRANSFER RESTRICTIONS:.  NONE

AMOUNTS DEDUCTED ON SURRENDER (FIRST IN, FIRST OUT BASIS):

YEARS SINCE PURCHASE                            PERCENT OF PURCHASE
PAYMENT WAS PAID                        PAYMENTS (NOT PREVIOUSLY SURRENDERED)
----------------                        -------------------------------------
         1 - 5                                          5 %
         6 AND THEREAFTER                               0 %

After the first Contract Year, you may take partial surrenders annually of up to 10% of your Contract Value as of the first Valuation Date of any given Contract Year without imposition of amounts deducted on surrender.

ADMINISTRATIVE CHARGE

$15.00, Semi-Annually. This charge will be waived if payment of an Annuity or Income Option has begun. No Administrative Charge will be deducted from the Fixed Account.

ASSUMED DAILY NET INVESTMENT FACTOR is 1.0000942 for all Sub-Accounts.

TERMINATION

We reserve the right to terminate this contract when the Contract Value is less than the Termination Amount of $500 and no purchase payments have been made for at least three years.

MAXIMUM LOAN INTEREST RATE:  7.00% per annum in advance.

MINIMUM LOAN VALUE:  $1000

MAXIMUM LOAN VALUE: 80% of the Contract Value for Accounts with balances up to $12,500 or -1/2 of the Contract Value of $12,500 up to a maximum of $50,000. The loan amount shall be reduced by the highest outstanding loan balance during the last 12 months.

                            CONTRACT SPECIFICATIONS


OWNER                          JOHN DOE       JOHN DOE          ANNUITANT
CONTRACT NUMBER                SPECIMEN       06/01/94          CONTRACT DATE
MONTHLY LIFE ANNUITY                          06/01/24          MATURITY DATE

PURCHASE PAYMENTS:

Minimum Initial Purchase Payment: $20
Minimum Subsequent Purchase Payment: $20

                                                                            SUBACCOUNT
SEPARATE ACCOUNT: THE TRAVELERS FUND VA                                 DEDUCTION PER DAY
---------------------------------------                                 -----------------
     Underlying Funds -
         Capital Appreciation Fund                                            .00003425
         High Yield Bond Trust                                                .00003425
         Managed Assets Trust                                                 .00003425
         Cash Income Trust                                                    .00003425
         The Travelers Series Trust
              U.S. Government Securities Portfolio                            .00003425
              Social Awareness Stock Portfolio                                .00003425
              Utilities Portfolio                                             .00003425
         Templeton Variable Products Series Fund
              Templeton Bond Fund                                             .00003425
              Templeton Stock Fund                                            .00003425
              Templeton Asset Allocation Fund                                 .00003425
         Fidelity's Variable Insurance Products Fund
              High Income Portfolio                                           .00003425
              Equity-Income Portfolio                                         .00003425
              Growth Portfolio                                                .00003425
         Fidelity's Variable Insurance Products Fund II
              Asset Manager Portfolio                                         .00003425
         American Odyssey Funds, Inc.
              American Odyssey Core Equity Fund                               .00003425
              American Odyssey Emerging Opportunities Fund                    .00003425
              American Odyssey International Equity Fund                      .00003425
              American Odyssey Long-Term Bond Fund                            .00003425
              American Odyssey Intermediate-Term Bond Fund                    .00003425
              American Odyssey Short-Term Bond Fund                           .00003425


Information about the Separate Account is provided in the prospectus for Fund
VA.

FIXED ACCOUNT GUARANTEED INTEREST PERIODS: Credited rates will be guaranteed for at least three months.

TRANSFER CHARGE:  $0.00

TRANSFER RESTRICTIONS:  NONE

AMOUNTS DEDUCTED ON SURRENDER (FIRST IN, FIRST OUT BASIS):

YEARS SINCE PURCHASE                             PERCENT OF PURCHASE
PAYMENT WAS PAID                         PAYMENTS (NOT PREVIOUSLY SURRENDERED)
----------------                         -------------------------------------
         1 - 5                                           5 %
         6 AND THEREAFTER                                0 %

After the first Contract Year, you may take partial surrenders annually of up to 10% of your Contract Value as of the first Valuation Date of any given Contract Year without imposition of amounts deducted on surrender.

ADMINISTRATIVE CHARGE

$15.00, Semi-Annually. This charge will be waived if payment of an Annuity or Income Option has begun. No Administrative Charge will be deducted from the Fixed Account.

ASSUMED DAILY NET INVESTMENT FACTOR is 1.0000942 for all Sub-Accounts.

TERMINATION

We reserve the right to terminate this contract when the Contract Value is less than the Termination Amount of $500 and no purchase payments have been made for at least three years.

DEFINITIONS

(a) ACCOUNT(S) -- the Sub-Accounts and/or the Fixed Account under this contract.

(b) ACCUMULATION UNIT -- an accounting unit of measure used to calculate the value of this contract before Annuity payments begin.

(c)      AGE -- age last birthday.

(d) ANNUITANT -- the person on whose life the Maturity Date and Annuity payments depend.

(e) ANNUITY UNIT -- an accounting unit of measure used to calculate the amount of Annuity payments.

(f) CODE -- the Internal Revenue Code of 1986 or any subsequent version thereof, as amended, and all related laws and regulations which are in effect during the term of this contract.

(g)      CONTRACT DATE -- the date on which the contract is issued.

(h) CONTRACT VALUE -- on any date equals the sum of the accumulated values in the Accounts.

(i)      CONTRACT YEARS -- twelve month periods beginning with the Contract
         Date.

(j) DEATH REPORT DATE -- the Valuation Date coincident with or next following the day on which we have received 1) Due Proof of Death and
         2) Written Request for an election of a single sum payment or an alternate Settlement Option as described in the contract.

(k) DUE PROOF OF DEATH -- (i) a copy of a certified death certificate; (ii) a copy of a certified decree of a court of competent jurisdiction as to the finding of death; (iii) a written statement by a medical doctor who attended the deceased; or (iv) any other proof satisfactory to us.

(l) FIXED ACCOUNT -- an account that consists of all the assets under this contract other than those in the Separate Account.

(m) MATURITY DATE -- the date on which the Annuity or Income payments are to begin.

(n) OUR OFFICE -- the Home Office of The Travelers Life and Annuity Company or any other office which we may designate for the purpose of administering this contract.

(o) PURCHASE PAYMENT -- the payments you make for this contract and the benefits it provides. Net purchase payments are that part of your purchase payments applied to the Contract Value. A net purchase payment is equal to the purchase payment less any applicable premium tax charge.

(p) RECORDED -- a Written Request is recorded when the information is noted in our file for this contract.

(q) SEPARATE ACCOUNTS -- those Separate Accounts indicated in the CONTRACT SPECIFICATIONS which we established for this class of contracts and certain other contracts.

(r) SETTLEMENT OPTION -- an Annuity or Income option elected under this contract.

(s) SUB-ACCOUNT -- that portion of the assets of a Separate Account which is allocated to a particular Underlying Fund.

(t) UNDERLYING FUND -- an open-end investment management company indicated in the CONTRACT SPECIFICATIONS which serves as an investment option under the Separate Account.

(u)      VALUATION DATE -- A date on WHICH A SUB-ACCOUNT IS valued.

(v)      VALUATION PERIOD -- the period between successive valuations.

(w)      WE, US, OUR -- THE Travelers Life and Annuity Company.

(x) WRITTEN REQUEST -- written information including requests for contract changes sent to us in a form and content satisfactory to us and received at Our Office.

(y)      YOU, YOUR -- the owner.

                   OWNER, BENEFICIARY AND ANNUITANT PROVISIONS

OWNER
This contract belongs to the owner shown on the CONTRACT SPECIFICATIONS or to any person subsequently named in a Written Request of transfer of owner as provided below unless restricted by an attached endorsement or rider. As owner, you have sole power during the Annuitant's lifetime to exercise any rights and to receive all benefits given in this contract provided you have not named an irrevocable Beneficiary and provided the contract is not assigned.

You will be the recipient of all payments while the Annuitant is alive unless you direct them to an alternate recipient under a Recorded payment direction. An alternate recipient under a payment direction does not become the owner. A payment direction is revocable by you at any time by Written Request giving 30 days advance notice.

SUCCEEDING OWNER
If this contract is issued with the Tax Law Qualification Rider, you may name a succeeding owner by Written Request prior to the Contract Date. The succeeding owner becomes the owner if living when you die. The succeeding owner has no interest in this contract before then. You may change or delete a succeeding owner by Written Request.

TRANSFER OF OWNERSHIP
You may transfer ownership by Written Request. You may not revoke any transfer after the effective date. Once the transfer of owner is Recorded by us, it will take effect as of the date of your Request, subject to any payments made or other actions taken by us before the recording.

Unless provided otherwise, a transfer does not affect the interest of any Beneficiary designated prior to the effective date of the transfer.

We are not responsible for advising you or the proposed new owner about the income tax consequences of a transfer of owner.

ASSIGNMENT
You may collaterally assign ownership of all or a portion of this contract by Written Request without the approval of any Beneficiary unless irrevocably named. You may not exercise any rights of ownership while the assignment remains in effect without the approval of the collateral assignee. We are not responsible for the validity of any assignment. Once the collateral assignment is Recorded by us, it will take effect as of the date of your Written Request, subject to any payments made or other actions taken by us before the Request is received.

If a claim is made based on an assignment, we may require proof of interest of the claimant. A Recorded assignment takes precedence over any rights of a Beneficiary. Any amounts due under a Recorded assignment will be paid in a single sum.

We are not responsible for advising you about the income tax consequences of an assignment.

CREDITOR CLAIMS
To the extent permitted by law, no right or benefit of the owner, Annuitant or Beneficiary under this contract shall be subject to the claims of creditors or any legal process except as may be provided by an assignment.

BENEFICIARY
The Beneficiary is the party named in a Written Request. The Beneficiary has the right to receive any remaining contractual benefits upon the death of the Annuitant. If there is more than one Beneficiary surviving the Annuitant, the Beneficiaries will share equally in benefits unless different shares are Recorded with us by Written Request prior to the death of the Annuitant.

If this contract is issued with the Tax Law Qualification Rider and you are the owner but not the Annuitant and you die with a succeeding owner surviving, the succeeding owner is entitled to the remaining Contract Value, not the Beneficiary.

Unless an irrevocable Beneficiary has been named, you have the right to change any Beneficiary by Written Request during the lifetime of the Annuitant and while the contract continues.

Once a change in Beneficiary is Recorded by us, it will take effect as of the date of the Written Request, subject to any payments made or other actions taken by us before the recording.

If no Beneficiary has been named by you, or if no Beneficiary is living when the Annuitant dies, the interest of any Beneficiary will pass to you if you are living or to your estate if you have died.

If this contract is issued with the Tax Law Qualification Rider and no Beneficiary has been named by you, or if no Beneficiary is living when the Annuitant dies, the interest of any Beneficiary will pass to you if you are living, to a surviving succeeding owner, or if there is no succeeding owner, to your estate if you have died.

ANNUITANT
The Annuitant is the individual shown on the CONTRACT SPECIFICATIONS on whose life the first Annuity payment is made. The Annuitant may not be changed after the Contract Date.

                    PURCHASE PAYMENT AND VALUATION PROVISIONS

PURCHASE PAYMENTS

PURCHASE PAYMENT
Purchase payments are the payments you make for this contract and the benefits it provides. An initial lump sum purchase payment must be made to the contract and is due and payable before the contract becomes effective. Each purchase payment is payable as shown on the CONTRACT SPECIFICATIONS to us at Our Office or to one of our authorized representatives. No purchase payments after the initial purchase payment are required to continue this contract in force, except as provided in the "Termination" provision.

ALLOCATION OF PURCHASE PAYMENTS
We will apply any net purchase payments to provide Accumulation Units of selected Sub-Accounts and/or the Fixed Account of this contract. The initial payment will be applied within two business days following its receipt at Our Office. Any subsequent purchase payments will be applied as of the next valuation following receipt of those payments at Our Office. The net purchase payment will be allocated to the Accounts in the proportion specified by you for this contract. By Written Request, you may change your choice of Accounts or allocation percentages. The available Underlying Funds to which Sub-Account assets are allocated are shown on the CONTRACT SPECIFICATIONS; funds may be subsequently added or may be deleted.

SUB-ACCOUNT VALUATION

NUMBER OF ACCUMULATION UNITS
The number of Accumulation Units to be credited to each Sub-Account once a purchase payment has been received by us will be determined by dividing the net purchase payment applied to that Sub-Account by the then Accumulation Unit Value of that Sub-Account.

ACCUMULATION UNIT VALUE
The initial value of an Accumulation Unit for each Sub-Account was set at $1.00. We determine the value of an Accumulation Unit in each Sub-Account on each Valuation Date by multiplying the value on the immediately preceding Valuation Date by the net investment factor for that Sub-Account for the Valuation Period just ended.

The value of an Accumulation Unit on any date other than a Valuation Date will be equal to its value as of the next Valuation Date.

NET INVESTMENT FACTOR
The net investment factor is a factor applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The net investment factor for a Sub-Account for any Valuation Period is equal to the sum of 1.0000 plus the net investment rate.

Each Sub-Account's net investment rate for a Valuation Period is equal to the gross investment rate for that Sub-Account, less the applicable Sub-Account deduction for the Valuation Period.

All Sub-Account deductions are shown on the CONTRACT SPECIFICATIONS.

The gross investment rate of a Sub-Account for a Valuation Period is equal to
(1) divided by (2) where (1) is:

       a.   investment income, plus

       b.   capital gains and losses, whether realized or unrealized; less

       c. a deduction for any tax levied against the Separate Account and its Underlying Funds; and

(2)  is the amount of the assets at the beginning of the Valuation Period.

The gross investment rate for a Sub-Account may be either positive or negative. If a Sub-Account is invested in shares of an Underlying Fund, assets are based on the net asset value of the Underlying Fund. Investment income includes any distribution whose ex-dividend date occurs during the Valuation Period.

FIXED ACCOUNT VALUATION

NUMBER OF ACCUMULATION UNITS--We will determine the number of Accumulation Units to be credited to the Fixed Account on receipt of a purchase payment by dividing the net purchase payment applied to the Fixed Account by the then dollar value of one Accumulation Unit Value of the Fixed Account.

ACCUMULATION UNIT VALUE--We determine the value of an Accumulation Unit in the Fixed Account on any day by multiplying the value on the immediately preceding day by the net interest factor for the day on which the value is being determined.

NET INTEREST FACTOR--The net interest factor for any day is the guaranteed net interest rate which is equivalent to an effective annual interest rate of 3.50% plus any additional net interest we choose to credit at our discretion, plus 1.0000.

Interest is declared in advance. Before Annuity or Income payments begin, we may credit the Fixed Account with annual interest rates higher than the minimum guaranteed interest rate of 3.50%. However, we will not credit less than the minimum guaranteed interest rate of 3.50%. Additional amounts may be credited by us at our discretion for the guaranteed interest periods shown on the CONTRACT SPECIFICATIONS.

TRANSFER BETWEEN ACCOUNTS

You may generally transfer all or any part of the Contract Value from one Sub-Account or the Fixed Account to any other Sub-Account or the Fixed Account at any time up to 30 days before the due date of the first Annuity or Income payment. However, transfer restrictions may apply as shown on the CONTRACT SPECIFICATIONS. We will not limit these transfers to less than one in any six month period.

Transfers between Accounts will result in the addition or deletion of Accumulation Units having a total value equal to the dollar amount being transferred to or from a particular Account. The number of Accumulation Units will be determined by using the Accumulation Unit Value of the Accounts involved as of the next valuation after we receive notification of request for transfer. Transfers will be subject to any applicable Transfer charge stated on the CONTRACT SPECIFICATIONS.

CONTRACT VALUES

CONTRACT VALUE
The Contract Value of this contract on any date equals the sum of the accumulated values in the Accounts. The accumulated value in an Account equals the number of outstanding Accumulation Units credited to that Account, multiplied by the then Accumulation Unit Value for that Account

The Guaranteed Value of the Fixed Account equals the accumulated value of the Fixed Account calculated by using the guaranteed net interest factor of 1.0000 plus 3.50%. The Guaranteed Values of the Fixed Account are shown in the Table of Values.

ADMINISTRATIVE CHARGE
An Administrative Charge in the amount and for the period shown on the CONTRACT SPECIFICATIONS will be deducted from the Contract Value to reimburse us for administrative expenses relating to the contract. The Administrative Charge will be deducted by surrendering on a pro rata basis Accumulation Units from all Sub-Accounts in which you have an interest, which yields the number of outstanding Accumulation Units.

We will deduct the charge on a pro rata basis if the contract has been in effect for less than a full period on the date an Administrative Charge is deducted. The Administrative Charge will also be deducted on a pro rata basis upon full surrender or termination of the contract or if the Annuitant dies or Annuity or Income payments begin.

CASH SURRENDER

You may elect by Written Request to receive the Cash Surrender Value of this contract before the due date of the first Annuity or Income payment and without the consent of any Beneficiary unless irrevocably named. You may elect either a full or partial surrender of the Cash Surrender Value. In the case of a full surrender, this contract will be cancelled. A partial surrender will result in a reduction in your Contract Value. If you have a balance in more than one Account, your Contract Value will be reduced from all your Accounts on a pro rata basis, unless you request otherwise.

The Cash Surrender Value will be determined as of the next valuation following receipt of your Written Request. We may delay payment of the Cash Surrender Value of the Sub-Accounts for a period of not more than seven days after we receive your Written Request. We may delay payment of the Cash Surrender Value of the Fixed Account for a period of not more than six months after receive your Written Request.

CASH SURRENDER VALUE
The Cash Surrender Value is equal to the Contract Value less any amounts deducted on surrender which are shown on the CONTRACT SPECIFICATIONS, any applicable premium tax not previously deducted and any outstanding loan balance.

The Guaranteed Cash Surrender Value of the Fixed Account equals the Guaranteed Value of the Fixed Account less any amounts deducted on surrender which are shown on the CONTRACT SPECIFICATIONS, less any applicable premium tax, not previously deducted and any outstanding loan balance. For Guaranteed Cash Surrender Values of the Fixed Account, see the Table of Values.

CONTRACT CONTINUATION

Except as provided in the "Termination" provision, this contract does not require continuing purchase payments and will automatically continue as a paid-up contract during the lifetime of the Annuitant until the Maturity Date or until it is surrendered.

                            DEATH BENEFIT PROVISIONS

DEATH OF ANNUITANT

A death benefit is payable to the Beneficiary upon the death of the Annuitant before the Maturity Date. A death benefit is also payable under those Settlement Options which provide for death benefits. We will pay the Beneficiary the death benefit in a single sum as described below upon receiving Due Proof of Death. A Beneficiary may request that a death benefit payable under this contract be applied to a Settlement Option subject to the provisions of this contract.

DEATH PROCEEDS PRIOR TO THE MATURITY DATE

If the Annuitant dies before age 75 and before the Maturity Date, we will pay the Beneficiary the greatest of a), b), or c) below, less any applicable premium tax or prior surrenders not previously deducted or any outstanding loan balance as of the Death Report Date:

         a.   the Contract Value of the contract;

         b.   the total purchase payments under the contract; or

         c. the Contract Value of the Contract on the most recent quinquennial Contract Date anniversary on or immediately preceding the Death Report Date.


If the Annuitant dies on or after age 75 and before the Maturity Date, we will pay the Beneficiary the Contact Value of the contract less any applicable premium tax or any outstanding loan balance as of the Death Report Date.

The Contract Value will be determined as of the next valuation following receipt of the Due Proof of Death by us at Our Office.

DEATH PROCEEDS AFTER THE MATURITY DATE

If the Annuitant dies on or after the Maturity Date, we will pay the Beneficiary a death benefit consisting of any benefit remaining under the Annuity or Income option then in effect.

                              SETTLEMENT PROVISIONS

MATURITY DATE

The Maturity Date is shown on the CONTRACT SPECIFICATIONS. This is the date on which we will begin paying to you the first of a series of Annuity or Income payments in accordance with the Settlement Option elected by you. Annuity or Income payments will begin under this contract on the Maturity Date unless the contract has been fully surrendered or the proceeds have been paid to the Beneficiary prior to that date. We may require proof that the Annuitant is alive before Annuity payments are made.

Additionally, to the extent permitted by tax law, at least 30 days before the original Maturity Date, you may change the Maturity Date by Written Request with our consent.

ELECTION OF SETTLEMENT OPTIONS

On the Maturity Date, or other agreed upon date, we will pay any amount payable under this contract to you in one lump sum or in accordance with the option elected by you. While the Annuitant is alive, you may change your Settlement Option election by Written Request, but only before the Maturity Date. Once Annuity or Income payments have commenced, no further election changes are allowed.

During the Annuitant's lifetime, if no election has been made on the Maturity Date, we will pay to you the first of a series of monthly Annuity payments based on the life of the Annuitant, in accordance with Annuity Option 2, with 120 monthly payments assured.

MINIMUM AMOUNTS

The minimum amount that can be placed under a Settlement Option is $2,000 unless we consent to a lesser amount. If any periodic payments due are less than $20.00, we reserve the right to make payments at less frequent intervals.

ALLOCATION OF ANNUITY

At the time election of one of the Annuity Options is made, the person electing the option may further elect to have the Contract Value applied to provide a Variable Annuity, a Fixed Annuity or a combination of both.

If no election is made to the contrary, the value of a Sub-Account will be applied when Annuity payments start to provide an Annuity which varies with the investment experience of that same Sub-Account and the value of the Fixed Account will be applied to provide a Fixed Annuity.

You may elect to transfer Contract Value from one Account to another, as described in the provision "Transfer Between Accounts," in order to reallocate the basis on which Annuity payments will be determined. Once Annuity payments have begun, no further transfers are allowed.

VARIABLE ANNUITY

AMOUNT OF BASIC FIRST PAYMENT
The LIFE ANNUITY TABLES are used to determine the basic first monthly Annuity payment. They show the dollar amount of the basic first monthly Annuity payment which can be purchased with each $1,000 applied. The amount applied to an Annuity will be the Cash Surrender Value as of 14 days before the date Annuity payments start. We reserve the right to require satisfactory proof of the age of any person on whose life Annuity payments are based before making the first payment under any of these options.

ANNUITY UNIT VALUE
The initial value of an Annuity Unit for each Sub-Account was set at $1.00. On any Valuation Date, the Annuity Unit Value for a Sub-Account equals the Sub-Account Annuity Unit Value on the immediately preceding Valuation Date, multiplied by the net investment factor for that Sub-Account for the Valuation Period just ended, divided by the Assumed Daily Net Investment Factor. The Assumed Daily Net Investment Factor is shown on the CONTRACT SPECIFICATIONS.

The value of an Annuity Unit as of any date other than a Valuation Date will be equal to its value as of the next succeeding Valuation Date.

NUMBER OF ANNUITY UNITS
We determine the number of Annuity Units credited to this contract in each Sub-Account by dividing the basic first monthly Annuity payment attributable to that Sub-Account by the Sub-Account's Annuity Unit Value as of 14 days before the due date of the first Annuity payment.

AMOUNT OF SECOND AND SUBSEQUENT BASIC PAYMENTS
The dollar amount of the second and subsequent payments may change from month to month. The total amount of each Annuity payment will be equal to the sum of the basic payments in each Sub-Account.

The actual amount of the basic payments in each Sub-Account is found by multiplying the number of Annuity Units credited to the contract in that Sub-Account by the Annuity Unit Value of the Sub-Account as of the date 14 days prior to the date on which the payment is due.

FIXED ANNUITY

A Fixed Annuity is an Annuity with payments which remain fixed as to dollar amount throughout the payment period. The dollar amount of the first Fixed Annuity payment will be calculated as described above in the "Amount of Basic First Payment" provision. All subsequent payments will be in the same amount and that amount will be assured throughout the payment period. If it would produce a larger payment, we agree that the first Fixed Annuity payment will be determined using the Life Annuity Tables in effect on the Maturity Date.

ANNUITY OPTIONS

Subject to conditions stated in ELECTIONS OF SETTLEMENT OPTIONS and MINIMUM AMOUNTS, all or any part of the Cash Surrender Value of this contract may be paid under one or more of the Annuity Options below.

OPTION 1.  LIFE ANNUITY--NO REFUND
We will make monthly Annuity payments during the lifetime of the person on whose life the payments are based, ending with the last monthly payment preceding death.

OPTION 2.  LIFE ANNUITY WITH 120, 180 OR 240 MONTHLY PAYMENTS ASSURED
We will make monthly Annuity payments during the lifetime of the person on whose life the payments are based and under the conditions stated below.

If at the death of that person, payments have been made for less than 120, 180 or 240 months, as elected, we will continue to make payments to the designated Beneficiary during the remainder of the period.

OPTION 3.  JOINT AND LAST SURVIVOR LIFE ANNUITY
We will make monthly Annuity payments during the joint lifetime of two persons on whose lives payments are based and during the lifetime of the survivor

No more payments will be made after the death of the survivor.

OPTION 4. JOINT AND LAST SURVIVOR LIFE ANNUITY--ANNUITY REDUCED ON DEATH OF
          PRIMARY PAYEE

We will make monthly Annuity payments during the joint lifetime of two persons on whose lives payments are based. One of the two persons will be designated as the primary payee. The other will be designated the secondary payee. On the death of the secondary payee, if survived by the primary payee, we will continue to make monthly Annuity payments to the primary payee in the same amount that would have been payable during the joint lifetime of the two persons.

On the death of the primary payee, if survived by the secondary payee, we will continue to make monthly Annuity payments to the secondary payee in an amount equal to 50% of the payments which would have been made during the lifetime of the primary payee.

No further payments will be made following the death of the survivor.

OPTION 5.  OTHER ANNUITY OPTIONS
We will make any other arrangements for Annuity payments as may be mutually agreed.

INCOME OPTIONS

We will pay all or any part of the Cash Surrender Value to you under one or more of the Income Options below subject to the conditions stated in ELECTION OF SETTLEMENT OPTIONS and MINIMUM AMOUNTS.

The Cash Surrender Value used to determine the amount of any Income payment will be based on the Accumulation Unit Value as of 14 days before the date an Income payment is due and will be determined the same way as in the Accumulation period.

OPTION 1.  PAYMENTS OF A FIXED AMOUNT
We will make equal payments each month in the amount elected until the Cash Surrender Value applied under this option is gone.

The first monthly payment will be paid from each Sub-Account in proportion to its Cash Surrender Values applied.

The second payment and all later payments from each Sub-Account will be the same as the first payment under this option. The final payment will include any amount that is not enough to make another full payment.

OPTION 2.  PAYMENTS FOR A FIXED PERIOD
We will make monthly payments for the period selected. The amount of each payment will be equal to the then remaining Cash Surrender Value applied under this option divided by the number of remaining payments.

OPTION 3.  OTHER INCOME OPTIONS
We will make any other arrangements for Income payments as may be mutually agreed.

                               GENERAL PROVISIONS

THE CONTRACT
The entire contract between you and us consists of the contract and all attached pages.

CONTRACT CHANGES
The only way this contract may be changed is by a written endorsement signed by one of our officers.

SUBSTITUTION OF SEPARATE ACCOUNT OR UNDERLYING FUNDS
If it is not possible to continue to offer a Separate Account or Underlying Fund, or in our judgment becomes inappropriate for the purposes of this contract, we may substitute another Separate Account or Underlying Fund without your consent. Substitution may be made with respect to both existing investments and investment of future premium payments. However, no such substitution will be made without notice to you and without prior approval of the Securities and Exchange Commission, to the extent required by law.

MISSTATEMENT
If the Annuitant's or owner's sex or date of birth was misstated, all benefits of this contract are what the purchase payment paid would have purchased at the correct sex and age. Proof of the Annuitant's and owner's ages may be filed at any time at Our Office.

INCONTESTABILITY
We will not contest this contract from its Contract Date.

TERMINATION
We reserve the right to terminate this contract on any Valuation Date if the Contract Value as of the date is less than the Termination Amount shown on the CONTRACT SPECIFICATIONS, and purchase payments have not been made to this contract for at least three years. Termination will not occur until 31 days after we have mailed notice of termination to you at your last known address and to any assignee of record. If this contract is terminated, we will pay you the Cash Surrender Value, if any.

REQUIRED REPORTS
We will furnish a report to the owner as often as required by law, but at least once in each Contract Year before the due date of the first Annuity or Income payment. The report will show the number of Accumulation Units credited to the contract in each Account and the corresponding Accumulation Unit Value as of the date of the report.

VOTING RIGHTS
So long as federal law requires, you may have the right to vote at the meetings of the shareholders of the Underlying Funds. If you have voting rights, we will send a notice to you telling you the time and place of a meeting. The notice will also explain matters to be voted upon and how many votes you get.

MORTALITY AND EXPENSES
Our actual mortality and expense experience will not affect the amount of any Annuity or Income payments or any other values under this contract.

NON-PARTICIPATING
This contract does not share in our surplus earnings, so you will receive no dividends under it.

CONFORMITY WITH STATE AND FEDERAL LAWS
This contract is governed by the law of the state in which it is delivered. Any paid-up Annuity, Cash Surrender or death benefits that are available under this contract are not less than the minimum benefits required by the statutes of the state in which this contract is delivered.

Upon receiving appropriate state approval, we may at any time make any changes, including retroactive changes, in this contract to the extent that the change is required to meet the requirements of any law or regulation issued by any governmental agency to which we or you are subject.

EMERGENCY PROCEDURE
We reserve the right to suspend or postpone the date of any payment of any benefit or values for any Valuation Period (1) when the New York Stock Exchange is closed; (2) when trading on the Exchange is restricted; (3) when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the securities held in the Sub-Accounts is not reasonably practicable or it is not reasonably practicable to determine the value of the Sub-Account's net assets, or (4) during any other period when the Securities and Exchange Commission, by order, so permits for the protection of security holders. Any provision of this contract which specifies a Valuation Date will be superseded by this Emergency Procedure.

RELATION OF THIS CONTRACT TO THE SEPARATE ACCOUNTS AND SUB-ACCOUNTS
We will have exclusive and absolute ownership and control of the assets of our Separate Account and the Sub-Accounts. That portion of the assets of a Separate Account or Sub-Account equal to the reserves and other contract liabilities with respect to such Separate Account or Sub-Account shall not be chargeable with liabilities arising out of any other business we conduct. Our determination of the value of an Accumulation Unit and an Annuity Unit by the method described in this contract will be conclusive.

                                 TABLE OF VALUES

               GUARANTEED VALUES OF THE FIXED ACCOUNT PER $1,000
                        OF NET PURCHASE PAYMENT APPLIED

NO. OF FULL                               GUARANTEED            NO. OF FULL                                 GUARANTEED
YEARS FROM                                   CASH             YEARS FROM                                       CASH
DATE PAYMT.         GUARANTEED             SURRENDER            DATE PAYMT.           GUARANTEED             SURRENDER
IS APPLIED             VALUE                 VALUE              IS APPLIED               VALUE                 VALUE
----------             -----                 -----              ----------               -----                 -----
     1                  1035                   985                   36                   3450                  3450
     2                  1071                   1021                  37                   3571                  3571
     3                  1108                   1058                  38                   3696                  3696
     4                  1147                   1097                  39                   3825                  3825
     5                  1187                   1137                  40                   3959                  3959
     6                  1229                   1229                  41                   4097                  4097
     7                  1272                   1272                  42                   4241                  4241
     8                  1316                   1316                  43                   4389                  4389
     9                  1362                   1362                  44                   4543                  4543
     10                 1410                   1410                  45                   4702                  4702
     11                 1459                   1459                  46                   4866                  4866
     12                 1511                   1511                  47                   5037                  5037
     13                 1563                   1563                  48                   5213                  5213
     14                 1618                   1618                  49                   5396                  5395
     15                 1675                   1675                  50                   5584                  5584
     16                 1733                   1733                  51                   5780                  5780
     17                 1794                   1794                  52                   5982                  5982
     18                 1857                   1857                  53                   6192                  6192
     19                 1922                   1922                  54                   6408                  6408
     20                 1989                   1989                  55                   6633                  6633
     21                 2059                   2059                  56                   6865                  6865
     22                 2131                   2131                  57                   7105                  7105
     23                 2206                   2206                  58                   7354                  7354
     24                 2283                   2283                  59                   7611                  7611
     25                 2363                   2363                  60                   7878                  7878
     26                 2445                   2445                  61                   8153                  8153
     27                 2531                   2531                  62                   8439                  8439
     28                 2620                   2620                  63                   8734                  8734
     29                 2711                   2711                  64                   9040                  9040
     30                 2806                   2806                  65                   9356                  9356
     31                 2905                   2905                  66                   9684                  9684
     32                 3006                   3006                  67                   10023                 10023
     33                 3111                   3111                  68                   10373                 10373
     34                 3220                   3220                  69                   10737                 10737
     35                 3333                   3333                  70                   11112                 11112

                               LIFE ANNUITY TABLES
      DOLLAR AMOUNT OF THE FIRST MONTHLY ANNUITY PAYMENT WHICH IS PURCHASED
                            WITH EACH $1,000 APPLIED

                     OPTIONS 1 AND 2 - SINGLE LIFE ANNUITIES

                                                        120                   180                   240
           ADJUSTED              NO                    MONTHLY               MONTHLY               MONTHLY
              AGE              REFUND                  PAYMENTS              PAYMENTS              PAYMENTS
                                                       ASSURED               ASSURED               ASSURED
              50                $4.74                    $4.69                 $4.62                 $4.52
              51                 4.84                     4.78                  4.70                  4.58
              52                 4.94                     4.87                  4.78                  4.65
              53                 5.04                     4.97                  4.87                  4.71
              54                 5.16                     5.07                  4.95                  4.78
              55                 5.28                     5.18                  5.04                  4.85
              56                 5.40                     5.29                  5.13                  4.91
              57                 5.54                     5.41                  5.23                  4.98
              58                 5.69                     5.53                  5.33                  5.05
              59                 5.84                     5.66                  5.43                  5.11
              60                 6.01                     5.79                  5.53                  5.18
              61                 6.18                     5.94                  5.63                  5.24
              62                 6.37                     6.08                  5.74                  5.30
              63                 6.57                     6.24                  5.84                  5.36
              64                 6.79                     6.40                  5.95                  5.41
              65                 7.02                     6.57                  6.05                  5.46
              66                 7.27                     6.74                  6.15                  5.51
              67                 7.54                     6.91                  6.26                  5.55
              68                 7.83                     7.10                  6.35                  5.59
              69                 8.14                     7.28                  6.45                  5.62
              70                 8.48                     7.47                  6.54                  5.65
              71                 8.84                     7.66                  6.62                  5.68
              72                 9.23                     7.85                  6.70                  5.70
              73                 9.65                     8.04                  6.77                  5.71
              74                10.11                     8.23                  6.83                  5.72
              75                10.61                     8.41                  6.88                  5.73

                OPTION 3 - JOINT AND LAST SURVIVOR LIFE; ANNUITY

ADJUSTED AGE OF                                       ADJUSTED AGE OF SECOND LIFE
FIRST LIFE                  51           56           58           61           63           66            71
         50               $4.21        $4.35        $4.40        $4.47        $4.51        $4.57         $4.64
         55                4.37         4.58         4.66         4.78         4.85         4.94          5.07
         57                4.43         4.67         4.77         4.90         4.99         5.10          5.26
         60                4.51         4.80         4.92         5.09         5.20         5.36          5.59
         62                4.55         4.88         5.01         5.22         5.35         5.54          5.82
         65                4.62         4.99         5.15         5.39         5.56         5.81          6.19
         70                4.70         5.14         5.34         5.65         5.88         6.23          6.83


Dollar amounts of the first monthly payments for ages not shown in these Tables will be calculated on the same basis as those shown and may be obtained from us. Amounts shown in these Tables are based on the Progressive Annuity Table, with a two year set-back (assuming births in the year 1900) with interest at the rate of 3-1/2% per annum. The adjusted age of the person on whose life the Annuity is based is determined from the actual age last birthday on the due date of the first Annuity payment in the following manner.

   Calendar Year in which
   First Payment is Due . .       1991-2000       2001-2010     2011 & later
   Adjusted Age is Actual Age     minus 2         minus 3       minus 4



                  OPTION 4-JOINT AND LAST SURVIVOR LIFE ANNUITY
                    ANNUITY REDUCES ON DEATH OF PRIMARY PAYEE

Adjusted Age of
Primary Payee                                  Adjusted Age of Second Payee

       Male                         50                        55                        60                         65
       50                            $4.37                     $4.46                     $4.54                      $4.61
       55                             4.65                      4.78                      4.91                       5.02
       60                             4.97                      5.15                      5.34                       5.51
       65                             5.34                      5.57                      5.83                       6.10
       70                             5.75                      6.05                      6.40                       6.78

Adjusted Age of
Primary Payee                              Adjusted Age of Second Payee

       Female                       50                        55                        60                         65

       50                            $4.23                     $4.29                     $4.33                      $4.36
       55                             4.50                      4.59                      4.67                       4.73
       60                             4.82                      4.96                      5.08                       5.19
       65                             5.19                      5.39                      5.58                       5.76
       70                             5.61                      5.88                      6.17                       6.46

Dollar amounts of the first monthly payments for ages not shown in these Tables will be calculated on the same basis as those shown and may be obtained from us. Amounts shown in these Tables are based on the Progressive Annuity Table, with a two year set-back, (assuming births in the year 1900) with interest at the rate of 3-1/2% per annum. The adjusted age of the person on whose life the .annuity is based is determined from the actual age last birthday on the due date of the first Annuity payment in the following manner.

    Calendar Year in which
    First Payment is Due               1991-2000     2001-2010      2011 & later
    Adjusted Age is Actual Age         minus 2       minus 3        minus 4

                               LIFE ANNUITY TABLES
      DOLLAR AMOUNT OF THE FIRST MONTHLY ANNUITY PAYMENT WHICH IS PURCHASED
                            WITH EACH $1,000 APPLIED

                     OPTIONS 1 AND 2 - SINGLE LIFE ANNUITIES

                                                         120                   180                   240
         ADJUSTED                  NO                MONTHLY               MONTHLY               MONTHLY
              AGE              REFUND                PAYMENTS              PAYMENTS              PAYMENTS
                                                     ASSURED               ASSURED               ASSURED
              50                $4.74                    $4.69                 $4.62                 $4.52
              51                 4.84                     4.78                  4.70                  4.58
              52                 4.94                     4.87                  4.78                  4.65
              53                 5.04                     4.97                  4.87                  4.71
              54                 5.16                     5.07                  4.95                  4.78
              55                 5.28                     5.18                  5.04                  4.85
              56                 5.40                     5.29                  5.13                  4.91
              57                 5.54                     5.41                  5.23                  4.98
              58                 5.69                     5.53                  5.33                  5.05
              59                 5.84                     5.66                  5.43                  5.11
              60                 6.01                     5.79                  5.53                  5.18
              61                 6.18                     5.94                  5.63                  5.24
              62                 6.37                     6.08                  5.74                  5.30
              63                 6.57                     6.24                  5.84                  5.36
              64                 6.79                     6.40                  5.95                  5.41
              65                 7.02                     6.57                  6.05                  5.46
              66                 7.27                     6.74                  6.15                  5.51
              67                 7.54                     6.91                  6.26                  5.55
              68                 7.83                     7.10                  6.35                  5.59
              69                 8.14                     7.28                  6.45                  5.62
              70                 8.48                     7.47                  6.54                  5.65
              71                 8.84                     7.66                  6.62                  5.68
              72                 9.23                     7.85                  6.70                  5.70
              73                 9.65                     8.04                  6.77                  5.71
              74                10.11                     8.23                  6.83                  5.72
              75                10.61                     8.41                  6.88                  5.73

                OPTION 3 - JOINT AND LAST SURVIVOR LIFE; ANNUITY

ADJUSTED AGE OF                                       ADJUSTED AGE OF SECOND LIFE
FIRST LIFE                  51           56           58           61           63           66            71

         50               $4.21        $4.35        $4.40        $4.47        $4.51        $4.57         $4.64
         55                4.37         4.58         4.66         4.78         4.85         4.94          5.07
         57                4.43         4.67         4.77         4.90         4.99         5.10          5.26
         60                4.51         4.80         4.92         5.09         5.20         5.36          5.59
         62                4.55         4.88         5.01         5.22         5.35         5.54          5.82
         65                4.62         4.99         5.15         5.39         5.56         5.81          6.19
         70                4.70         5.14         5.34         5.65         5.88         6.23          6.83


Dollar amounts of the first monthly payments for ages not shown in these Tables will be calculated on the same basis as those shown and may be obtained from us. Amounts shown in these Tables are based on the Progressive Annuity Table, with a two year set-back (assuming births in the year 1900) with interest at the rate of 3-1/2% per annum. The adjusted age of the person on whose life the Annuity is based is determined from the actual age last birthday on the due date of the first Annuity payment in the following manner.

         Calendar Year in which
         First Payment is Due . .                    1991-2000         2001-2010        2011 & later
         Adjusted Age is Actual Age                  minus 4           minus 5          minus 6



                  OPTION 4-JOINT AND LAST SURVIVOR LIFE ANNUITY
                    ANNUITY REDUCES ON DEATH OF PRIMARY PAYEE

Adjusted Age of
Primary Payee                                                 Adjusted Age of Second Payee

                                    46                        51                        56                         61

       50                        $4.37                     $4.46                     $4.54                      $4.61
       55                         4.65                      4.78                      4.91                       5.02
       60                         4.97                      5.15                      5.34                       5.51
       65                         5.34                      5.57                      5.83                       6.10
       70                         5.75                      6.05                      6.40                       6.78


Dollar amounts of the first monthly payments for ages not shown in these Tables will be calculated on the same basis as those shown and may be obtained from us. Amounts shown in these Tables are based on the Progressive Annuity Table, with a two year set-back, (assuming births in the year 1900) with interest at the rate of 3-1/2% per annum. The adjusted age of the person on whose life the .annuity is based is determined from the actual age last birthday on the due date of the first Annuity payment in the following manner.

         Calendar Year in which
         First Payment is Due                        1991-2000         2001-2010        2011 & later
         Adjusted Age is Actual Age                    minus 4          minus 5           minus 6

                      Individual Variable Annuity Contract

                               Non-Participating

                                  ENDORSEMENTS

                           TAX LAW QUALIFICATION RIDER

This rider is made a part of this contract at its Contract Date in order to comply with the tax rules under Section 72(s) of the Code for required distributions upon the death of the contract owner. The following conditions, restrictions and limitations must apply.

REQUIRED DISTRIBUTIONS WHERE OWNER AND ANNUITANT DIE SIMULTANEOUSLY

If you are the owner and the Annuitant or you are the owner and you die simultaneously with the Annuitant before payment of an Annuity or Income option begins, an amount equal to the Death Benefit will be distributed within five years of your death to the contract Beneficiary unless:

       a.the Beneficiary elects by Written Request to have the proceeds distributed over the Beneficiary's life or over a period not extending beyond life expectancy, and the payments begin within one year of your death; or

       b.the sole Beneficiary is your spouse who elects by Written Request to continue the contract as the owner and Annuitant.

If you are the owner and the Annuitant or you are the owner and you die simultaneously with the Annuitant before an Annuity or Income option begins but before your entire interest has been distributed, the remaining proceeds of the contract will be distributed to the contract Beneficiary at least as rapidly as they were being distributed under the method of payment in effect at the time of your death.

NON-NATURAL OWNER HOLDING FOR NATURAL PERSONS

The above rules also apply if you are not an individual and the Annuitant dies before payment of an Annuity or Income option begins. Payments will be made to the Beneficiary.

If you are not an individual and the Annuitant dies after payment of an Annuity or Income option begins, the remaining proceeds of the contract will be distributed to the contract Beneficiary at least as rapidly as they were being distributed under the method of payment in effect at the time of the Annuitant's death.

REQUIRED DISTRIBUTIONS WHERE OWNER AND ANNUITANT DO NOT DIE SIMULTANEOUSLY

If you are the owner but not the Annuitant, and you die before the Annuitant and before payment of an Annuity or Income option begins, an amount equal to the Death Benefit will be distributed within five years of your death to the succeeding owner surviving you (for this circumstance, the succeeding owner is the "designated beneficiary" of Section 72(s) of the Code), unless:

       a.the succeeding owner elects by Written Request to have the proceeds distributed over his or her life or over a period not extending beyond life expectancy, and the payments begin within one year of your death; or

       b.the succeeding owner is your spouse, who elects by Written Request to continue the contract as owner.

The succeeding owner is the owner who succeeds to your interest by contract designation, by Recorded administrative change, or if no contract designation or subsequent change was made, the succeeding owner in this circumstance is the Beneficiary. If there is no succeeding owner or Beneficiary surviving you, ownership of this contract passes to your estate. The individual taking the contract benefits through your estate must take complete distribution within five years of your death.

If you are the owner but not the Annuitant, and you die before the Annuitant but after payment of an Annuity or Income option begins, the remaining proceeds of the contract will be distributed to the succeeding owner at least as rapidly as they were being distributed under the method of payment in effect at the time of your death. If there is no succeeding owner surviving you, ownership passes to the contract Beneficiary. If there is no contract Beneficiary, ownership passes to your estate. The individual that thus succeeds is the "designated beneficiary" under Section 72(s) of the Code.

ADMINISTRATIVE COMPLIANCE

If the Code and related law, regulations and rulings require a distribution other than described above in order to keep this Annuity contract qualified under the Code, we will administer the contract in accordance with these laws, regulations and rulings. We will provide you with a revised rider describing any necessary changes, following all regulatory approvals.


                                        THE TRAVELERS LIFE, AND ANNUITY COMPANY

                                                           President

                    TAX-SHELTERED ANNUITY QUALIFICATION RIDER

This endorsement is made a part of this contract in order to comply with Section 403(b) of the Code. The following conditions, restrictions and limitations apply.

OWNERSHIP - NON-TRANSFERABLE

You may not sell, assign, or discount this contract or pledge this contract as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person or organization other than to us. his provision supersedes any provisions of the contract which may be inconsistent with it.

ELECTIVE DEFERRAL CONTRIBUTION LIMITS

In order to meet the qualification requirements of Code Section 403(b), elective deferral contributions may not exceed the limitations in effect under Code
Section 402(g)).

This rule applies to all elective deferral plans, contracts or arrangements.

WITHDRAWAL RESTRICTIONS

To qualify as a contract which can defer compensation under a Code Section 403(b) plan or arrangement, the withdrawal restrictions under Code Section 403(b)(11) must be met.

Withdrawals attributable to contributions made pursuant to a salary reduction agreement may be paid only upon or after attainment of age 59-1/2, separation from service, death, total or permanent disability (as defined in Code Section 72(m)(7)) or in the case of hardship (as defined in the Treasury Regulations). The hardship exception applies only to the salary reduction contribution and not to any income attributable to such contribution.

These withdrawal restrictions apply to years beginning after December 31, 1988 but only with respect to assets other than those assets held as of the close of the last year beginning before January 1, 1989.

If contributions attributable to a custodial account described in Section 403(b)(7) of the Code are transferred to this contract, the following conditions, restrictions and limitations apply.

Withdrawals attributable to these transferred contributions may be paid only upon or after attainment of age 59-1/2, separation from service, death, or total and permanent disability (as defined in Code Section 72(m)(7)).

Withdrawals on account of hardship may be made only with respect to assets attributable to a custodial account as of the close of the last year beginning before January 1, 1989 and amounts contributed thereafter under a salary reduction agreement but not to any income attributable to such contributions.

MANDATORY DISTRIBUTION RESTRICTIONS

In order to meet the qualification requirements of Code Section 403(b), all plans must meet the required mandatory distribution rules in Code Section 401(a)(9).

Code Section 401(a)(9) states that a plan will not be qualified unless the entire interest of each employee is distributed to such employee not later than the "required beginning date" or over the life or life expectancy of such employee or over the lives or joint life expectancy of such employee and a designated Beneficiary. Generally, the "required beginning date" means April l of the calendar year following the calendar year in which the employee attains age 70-1/2.

If the employee dies before his/her entire interest has been distributed, the remaining interest must be paid out at least as rapidly as it was being paid out under the method of payment in effect at the time of death. If the employee dies before the distribution of his/her entire interest has begun, the entire interest must be distributed within five years after the employee's death or an Annuity payable over no longer than life or life expectancy must be distributed to an electing designated Beneficiary starting within one year of the employee's death. A spousal designated Beneficiary may elect to defer distributions until the employee would have attained the age of 70-1/2 .

ADMINISTRATIVE COMPLIANCE

If the Code and related law, regulations and rulings require 8 distribution other than described above in order to keep this Annuity qualified under the Code, we will administer the contract in accordance with these laws, regulations and rulings. We will provide you with a revised rider describing any necessary changes, following all regulatory approvals.






                                     THE TRAVELERS LIFE AND ANNUITY COMPANY

                                                       President

       DISTRIBUTION FROM A PENSION/PROFIT SHARING PLAN QUALIFICATION RIDER

The following conditions, restrictions and limitations apply to this contract if it has been issued as an annuity contract as described in Section 401(g) of the Internal Revenue Code.

OWNERSHIP - NON-TRANSFERABLE

You may not sell, assign, or discount this contract or pledge this contract as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person or organization other than The Travelers Life and Annuity Company; provided, however, the restrictions of this provisions will not apply to the Trustee of any Trust described in Section 401(a) or the Administrator of any Annuity Plan described in Section 403(a) of the Code. This provision supersedes any provisions of the contract which may be inconsistent with it.

MANDATORY DISTRIBUTION RESTRICTIONS

In order to meet the qualification requirements of Code Section 401(a), all plans must meet the required mandatory distribution rules in Code Section 401(a)(9).

Code Section 401(a)(9) states that a plan will not be qualified unless the entire interest of each employee is distributed to such employee not later than the "required beginning date" or over no longer than the life or life expectancy of such employee or the lives or joint life expectancy of such employee and a designated Beneficiary. Generally, the "required beginning date" means April I of the calendar year following the calendar year in which the employee attains age 70-1/2.

If the employee dies before his/her entire interest has been distributed, the remaining interest must be paid out at least as rapidly as it was being paid out under the method of payment in effect at the time of death. If the employee dies before the distribution of his/her entire interest has begun, the entire interest must be distributed within five years after the employee's death or an Annuity payable over no longer than life or life expectancy must be distributed to an electing designated Beneficiary starting within one year of the employee's death. A spousal designated Beneficiary may elect to defer distributions until the employee would have attained the age of 70-1/2.

ANNUITIES DISTRIBUTED UNDER QUALIFIED PLANS

If the applicant for this contract requested that it be issued to comply with
Section 401(a) of the Code, and this contract has subsequently been transferred to the Annuitant, the following conditions, restrictions and limitations apply to this contract in addition to the above.

Spousal Consent

Death Benefit - If the Annuitant dies while the contract continues and the Annuitant has a spouse at the time of the Annuitant's death, we will pay the death benefit to a person other than the current spouse of the Annuitant only if proof of spousal consent, which meets the requirements of Section 417 of the Code, is furnished to us.

If the Beneficiary is not the current spouse and such spousal consent is not furnished, we will pay 50% of the death benefit to the current spouse. We will pay the balance of the death benefit to the Beneficiary.

Cash Surrender - Before the due date of the first Annuity Payment, 1) if you do not have a spouse and without the consent of any Beneficiary unless irrevocably named; or, 2) if you do have a current spouse then only with the written consent of your spouse, as required by Section 417 of the Code; we will pay to you all or any portion of the Cash Surrender Value of the contract upon receipt of your Written Request for it.

Settlement Option - If the Annuitant is living on the Maturity Date, payment must be made in accordance with Option 5 under ANNUITY OPTIONS unless you elect another form of Annuity or Income Option and furnish us a qualified election which meets the requirements of Section 417 of the Code.


                                         THE TRAVELERS LIFE AND ANNUITY COMPANY
                                                       President

              INDIVIDUAL RETIREMENT ANNUITY QUALIFICATION RIDER)ER

As requested by the owner, this Contract is amended as follows to qualify as an Individual Retirement Annuity (IRA) under Section 408(b) of the Code of 1986, as amended.

I.     EXCLUSIVE BENEFIT

       This Contract is established for the exclusive benefit of you or your Beneficiaries.

II.    PROHIBITION OF ASSIGNMENT OR LOAN

       This Contract shall not be pledged or otherwise encumbered and it shall not be sold, assigned or otherwise transferred to any person or entity other than us. No loans shall be made under this Contract.

III.   LIMITATION ON PREMIUMS

       Notwithstanding the provisions of the Contract and except in the case of a rollover contribution (as permitted by Section 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code) or a contribution made in accordance with the terms of a Simplified Employee Pension (SEP) program as described in Section 408(k) of the Code, the total contributions shall not exceed the lesser of $2,000 or 100% of compensation for any taxable year. In the case of a spousal IRA, the maximum contribution shall not exceed the lesser of $2,250 or 100% of compensation, but no more than $2,000 can be contributed to either spouse's IRA. In the case of a Simplified Employee Pension Plan qualifying under Section 408(k), the annual contribution under the Contract may not exceed the lesser of $30,000 or 15% of compensation. No contributions will be accepted unless they are in cash.

       The purchase payments under this Contract are not fixed. Any refund of purchase payments (other than those attributable to excess contributions) will be applied, before the close of the calendar year following the year of the refund, toward the payment of future purchase payments or the purchase of additional benefits.

       Purchase payments after the first will not be required to continue this Contract in force. We reserve the right, however, to terminate this Contract when no purchase payments have been made for at least two consecutive years and the Contract Value of the Contract is less than the termination amount of $1000 or the paid up Annuity benefit at maturity would be less than $20 per month. If this Contract is terminated, we will pay you the Contract Value of the Contract, if any, less applicable premium tax not previously deducted.

IV.    COMPENSATION

       Compensation means wages, salaries, professional fees, or other amounts derived from or received from personal service actually rendered (including, but not limited to, commissions) and includes earned income as defined in Code Section 401(c)(2). Compensation does not include amounts received as earnings or profits from property or amounts not includible in gross income. Compensation also does not include any amount received as a pension or Annuity or as deferred compensation. The term "compensation" shall include any amount includible in the individual's gross income under Code Section 71 with respect to a divorce or separation instrument.

V.     DISTRIBUTION OF BENEFITS

       Notwithstanding any provision of this contract to the contrary, the distribution of an individual's interest shall be made in accordance with the minimum distribution requirements of Section 408(a)(6) or Section 408(b)(3) of the Code and the regulations thereunder, including the incidental death benefit provisions of Section 1.401(a)(9)-2 of the proposed regulations, all of which are herein incorporated by reference.

       Your entire interest in the account must be distributed, or begin to be distributed, by your required beginning date, which is the April 1 following the calendar year in which you reach age 70 1/2. For each succeeding year, a distribution must be made on or before December 31. By the required beginning date you may elect to have the balance in the account distributed in one of the following forms:

           1. a single sum payment;

           2. equal or substantially equal payments over your life;

           3. equal or substantially equal payments over the lives of you and your designated Beneficiary;

           4. equal or substantially equal payments over a specified period that may not be longer than your life expectancy;

           5. equal or substantially equal payments over a specified period that may not be longer than the joint life and last survivor expectancy of you and your designated Beneficiary.

       Minimum Amounts to be Distributed.

       If your interest is to be distributed in other than a lump sum or substantially equal amounts as discussed above, then the amount to be distributed each year, commencing at your required beginning date, must be at least an amount equal to the quotient obtained by dividing your entire interest by your life expectancy or the joint and last survivor expectancy of you and your designated Beneficiary.

       Life expectancy and joint and last survivor expectancy are computed by use of the return multiples contained in section 1.72-9 of the Income Tax Regulations. For purposes of this computation, the owner's life expectancy may be recalculated no more frequently than annually; however, the life expectancy of a nonspouse Beneficiary may not be recalculated.

       If your designated Beneficiary is not your spouse, then the minimum amount required to be distributed shall be the greater of the amount determined above, or the amount determined under the incidental benefit rules set forth in Treasury Regulation Section 1.401(a)(9)-2.

VI.    DEATH

       If you die before your entire interest is distributed, the entire remaining interest will be distributed as follows:

           1. If you die on or after distributions have begun under the DISTRIBUTION OF BENEFITS section, the entire remaining interest must be distributed at least as rapidly as provided under the DISTRIBUTION OF BENEFITS section.

           2. If you die before distributions have begun under the DISTRIBUTION OF BENEFITS section, the entire remaining interest must be distributed as elected by you, or, if you have not so elected, as elected by the Beneficiary or Beneficiaries, as follows:

                      a. by December 31st of the year containing the fifth anniversary of your death; or

                      b. in equal or substantially equal payments over the life or life expectancy of the designated Beneficiary or Beneficiaries starting by December 31st of the year following the year of your death. If, however, the Beneficiary is your surviving spouse, then this distribution is not required to begin before December 31st of the year in which you would have turned
                           70 1/2.

       If your surviving spouse dies before distributions begin, he or she shall be treated as the IRA contract owner and the restrictions in the preceding paragraph shall apply.

       Unless otherwise elected by you prior to the commencement of distributions under the DISTRIBUTION OF BENEFITS section or, if applicable, by the surviving spouse where you die before distributions have commenced, life expectancies of you or your spousal Beneficiary shall be recalculated annually for purposes of distributions under the DISTRIBUTION OF BENEFITS section and the DEATH section. An election not to recalculate shall be irrevocable and shall apply to all subsequent years. The life expectancy of a non-spouse Beneficiary shall not be recalculated.

VII.   ALTERNATIVE CALCULATION METHOD

       An individual may satisfy the minimum distribution requirements under section 408(a)(6) and 408(b)(3) of the Code by receiving a distribution for one IRA that is equal to the amount required to satisfy the minimum distribution requirements for two or more IRAs. For this purpose, the owner of two or more IRAs may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above.

VIII.  NONFORFEITABILITY

       Your entire interest in this Contract is nonforfeitable.

IX.    NONTRANSFERABLE

       This Contract is not transferable.

X.     ROLLOVERS

       A. Subject to subparagraphs (B) and (C) hereof, and the limitations stated in the Contract, you may transfer to this Contract your interest in any of the following:

           1. the entire amount, or any portion thereof, under any other individual retirement account or individual retirement Annuity qualified under Section 408 of the Code;

           2. the entire amount, or any portion thereof, excluding nondeductible employee voluntary contributions, under a trust described in Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code or under a qualified annuity plan described in Section 403(a) of the Code.

           3. the entire amount or any portion thereof to which you are entitled under a tax sheltered annuity described in Section 403(b) of the Code.

           4. distributions you roll over from retirement plans or arrangements described in A.2. and A.3. above to this contract must be completed by means of a direct transfer or rollover in accordance with Code Section 401(a)(31) in order to avoid mandatory 20% income tax withholding from the distribution and a possible 10% additional tax penalty under Code Section 72(t). You may replace amounts withheld from other sources to complete the full rollover, but the 10% penalty may continue to be due, if you do not specify that the transfer of the distribution be conducted by direct transfer or rollover.

       B. You shall not make a rollover under subparagraph (A)(1) hereof during the 12 month period commencing on the date you last made a rollover contribution of the type described in subparagraph (A)(1).

       C. We must receive any amount which qualifies for a rollover within 60 days after you receive the distribution.

XI.    DISTRIBUTIONS PRIOR TO AGE 59-1/2

       Except in the event of your death, disability or attainment of age 59-1/2, we shall receive from you a declaration of your intention as to the disposition of the amounts distributed before making any distribution from this Contract.

XII.   REPORTS

       As the issuer of this Contract, we will furnish reports concerning the status of the Annuity at least annually.

XIII.  DISABILITY PAYMENTS

       If the Contract contains a Rider for waiver of premium and disability payments benefits, any disability payments provided for in the CONTRACT SPECIFICATIONS will be applied as purchase payments under the contract.

XIV.   AMENDMENT

       This Contract may be amended by us at any time to maintain its qualified status under Section 408(b) of the Code, following all regulatory approvals. Any such amendment may be made retroactively effective if necessary or appropriate to conform to the requirements of the Code (or any State law granting IRA tax benefits.)





                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                                    President